UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2023

Skillsoft Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-38960	83-4388331
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7887 E. Belleview Ave, Suite 600 Greenwood Village, CO 80111
(Address of principal executive offices)

(603) 324-3000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	SKIL	New York Stock Exchange

Warrants	SKIL.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 21, 2023, Skillsoft Corp. (the “Company”) filed a certificate of amendment (the “Amendment”) to its second amended and restated certificate of incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware. The Amendment amends Article VII of the Certificate of Incorporation to limit the liability of officers, as permitted under Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”).

The Amendment amends the Certificate of Incorporation to limit the liability of directors and officers for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such limitation on liability is not permitted under the DGCL as presently in effect or as amended in the future. The Amendment permits exculpation of certain officers in connection with direct claims brought by stockholders. The Amendment does not exculpate officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The Amendment does not exculpate officers from liability for claims brought by or in the right of the Company, such as derivative claims, nor for any act or omission occurring prior to July 21, 2023, the date on which the Amendment becomes effective.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment filed as Exhibit 3.1 hereto, which is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 20, 2023, the Company held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). The following matters were voted upon at the Annual Meeting: (1) election of Class II Directors to hold office until the 2026 Annual Meeting of Stockholders or until their successors have been elected and qualified, (2) approval of an amendment to the Company’s Certificate of Incorporation to limit the liability of certain of the Company’s officers, (3) authorization of the Board, in its discretion, to amend the Company’s Certificate of Incorporation to effect a reverse stock split at a ratio of not less than one-for-ten and not more than one-for-thirty, and (4) ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending January 31, 2024. Each of the proposals is described in greater detail in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on May 26, 2023. All matters voted on at the Annual Meeting were approved.

There were 159,588,136 shares of Class A common stock, par value $0.0001 per share, of the Company (“Common Stock”), issued and outstanding on May 23, 2023, the record date (the “Record Date”) for the Annual Meeting. At the Annual Meeting, there were 128,593,468 shares present either by proxy or at the meeting, representing approximately 80.57% of the total outstanding shares of Common Stock as of the Record Date, which constituted a quorum. A summary of the voting results for each proposal is set forth below.

Proposal No. 1 – Election of Class II Directors:

Name	Votes For	Votes Withheld	Broker Non- Votes
Lawrence C. Illg	101,451,922	18,889,880	8,251,666
Michael S. Klein	88,687,347	31,654,455	8,251,666
Lawrence H. Summers	93,341,809	26,999,993	8,251,666

Proposal No. 2 – Approval of an Amendment to our Certificate of Incorporation to Limit the Liability of Certain of Our Officers as Permitted by Recent Amendments to the General Corporation Law of the State of Delaware:

Votes For	Votes Against	Abstentions	Broker Non-Votes
106,444,074	13,666,081	231,647	8,251,666

Proposal No. 3 – Authorization of the Board, in its Discretion, to Amend our Certificate of Incorporation to Effect a Reverse Stock Split:

Votes For	Votes Against	Abstentions	Broker Non-Votes
124,242,047	4,120,177	231,244	–

Proposal No. 4 – Ratification of Appointment of Independent Registered Public Accounting Firm:

Votes For	Votes Against	Abstentions	Broker Non-Votes
100,807,469	27,429,408	356,591	–

Item 9.01. Financial Statement and Exhibits

(d)	Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2023

SKILLSOFT CORP.

By:	/s/ Richard George Walker
Richard George Walker Chief Financial Officer